Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, each being a member of the Board of Directors of Cogentix Medical, Inc., a Delaware corporation, do hereby make, nominate and appoint each of ROBERT C. KILL and BRETT A. REYNOLDS, signing singly, to be his or her attorney-in-fact, with full power and authority to sign his or her name to a registration statement on Form S-8 relating to Cogetix Medical, Inc. 2015 Omnibus Incentive Plan, Uroplasty, Inc. 2006 Amended Stock and Incentive Plan (as amended) and Uroplasty, Inc.’s 16 Individual Option Agreements (the “Registration Statement”), and any and all additional amendments thereto (including without limitation additional post-effective amendments to register or de-register shares), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and, when thus signed and filed, shall have the same force and effect as though the undersigned had manually signed and filed said document or documents.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 31st day of March, 2015.

Signature
/s/ Robert C. Kill Robert C. Kill
/s/ Kevin H. Roche Kevin H. Roche
/s/ Kenneth H. Paulus Kenneth H. Paulus
/s/ Lewis C. Pell Lewis C. Pell
/s/ James P. Stauner James P. Stauner
/s/ Howard I. Zauberman Howard I. Zauberman
/s/ Sven A. Wehrwein Sven A. Wehrwein
/s/ Dr. Cheryl Pegus Dr. Cheryl Pegus